                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


Rowan Companies, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-58700, Amendment No. 1 to Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 33-51103, Registration Statement No. 33-51105, Registration Statement No. 33-51109, Registration Statement No. 333-25041 and Registration Statement No. 333-25125, each on Form S-8, and to the incorporation by reference in Amendment No. 1 to Registration Statement No 33-15721, Amendment No. 2 to Registration Statement No. 33-30057, Amendment No. 2 to Registration Statement No. 33-61696, and Amendment No. 1 to Registration Statement No. 33-62885, each on Form S-3 of Rowan Companies Inc., of our report dated March 1, 1999, incorporated by reference in this Annual Report on Form 10-K of Rowan Companies, Inc., for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Amendment No. 1 to Registration Statement No. 33-62885.





DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas
March 26, 1999